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                                                                    EXHIBIT 23.2


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 7, 1997 appearing on page 28 of Romac International, Inc.'s, Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the incorporation by reference of our report dated February 7, 1997 on the Financial Statement Schedules listed in Item 14(a) of this Form 10-K. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Price Waterhouse LLP


Price Waterhouse LLP

Tampa, Florida
October 8,1997